EXECUTION VERSION

Exhibit 10.2

amendment NO. 2 to the EQUITY Purchase Agreement

This AMENDMENT NO. 2 TO THE EQUITY PURCHASE AGREEMENT is entered into as of August 2, 2022 (this “Amendment”), by and between Endeavor Operating Company, LLC, a Delaware limited liability company (“Buyer”), Light & Wonder, Inc. (formerly known as Scientific Games Corporation), a Nevada corporation (“Seller”), and Endeavor Group Holdings, Inc., a Delaware corporation (collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Purchase Agreement (as defined below).

WHEREAS, the Parties entered into that certain Equity Purchase Agreement, dated as of September 27, 2021 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to the Equity Purchase Agreement, dated as of June 30, 2022, the “Equity Purchase Agreement”);

WHEREAS, pursuant to Section 9.04 of the Equity Purchase Agreement, the Equity Purchase Agreement (including the Parent Disclosure Letter) may be amended or modified by a written instrument signed by the Parties; and

WHEREAS, each of the Parties wishes to amend and modify the Equity Purchase Agreement and the Parent Disclosure Letter as set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1.
Amendments.
(a)
Section 1.01(b) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“(b) The Cash Consideration and the Stock Consideration shall be allocated among the equity interests of NYX, Don Best and the Non-US Transferred Companies in accordance with the allocation schedule attached hereto as Section 1.01(b) of the Parent Disclosure Letter (the “Signing Consideration Allocation”), which specifies the portion of the Cash Consideration, if any, to be paid to each applicable Seller and the portion of the Stock Consideration, if any, to be paid to each applicable Seller; provided, that, without Buyer’s prior written consent, the aggregate enterprise value allocated to DBS Canada, OB North America, OB Hellas and OB New Zealand shall not be an amount in excess of $50 million; provided, further, that nothing herein shall limit Parent’s right to dispute an allocation by Buyer of an amount in excess of $50 million to the aggregate enterprise value of DBS Canada, OB North America, OB Hellas and OB New Zealand. On or before August 2, 2022, Parent shall deliver to Buyer a schedule allocating the portion of the Cash Consideration and Stock Consideration, if any, that was allocated to

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the Non-US Transferred Companies in the Signing Consideration Allocation among the equity interests of DBS Canada, OB Holdco Limited, OB North America, OB Hellas and OB New Zealand (the “Post-Signing Consideration Allocation”, and together with the Signing Consideration Allocation, the “Consideration Allocation Schedule”), which shall specify the portion of the Cash Consideration, if any, to be paid to each applicable Seller and the portion of the Stock Consideration, if any, to be paid to each applicable Seller. Buyer and Parent shall use reasonable best efforts to resolve any disputes in relation to the Post-Signing Consideration Allocation in the thirty (30) days following Buyer’s receipt thereof. If Parent and Buyer are not able to resolve any disputes referred to in this Section 1.01(b), the matters in dispute shall be referred to the Independent Expert for prompt resolution in accordance with the procedures set forth in Section 5.14(j), applied mutatis mutandis. For the avoidance of doubt, the resolution of any such objections in respect of the Post-Signing Consideration Allocation shall not form the basis of any claim by any party hereto that any condition to such party’s obligation to consummate the Acquisition has not been satisfied. Corresponding adjustments shall be made to the applicable Consideration Allocation Schedule to reflect the payment of any amount pursuant to Section 1.05(a) or Section 1.05(b).”

(b)
Annex 1.01(b) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit A hereto.
(c)
Section 2.03 of the Equity Purchase Agreement is hereby amended by replacing the reference to “Section 2.03” in the second sentence thereof with “Section 2.03(b)”.
(d)
Section 2.03 of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit B hereto.
(e)
Section 2.04 of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit C hereto.
(f)
Section 2.10(h) of the Equity Purchase Agreement is hereby amended by replacing the words “date of this Agreement” with “date of Amendment No. 2”.
(g)
Section 2.10(h) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit D hereto.
(h)
Section 2.10(n) of the Equity Purchase Agreement is hereby amended by replacing the words “OB Tech Newco Target” with “OB Holdco Limited”.
(i)
Section 5.08 of the Equity Purchase Agreement is hereby amended by deleting the penultimate sentence thereof.
(j)
Section 5.14(e) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“(e) Certain Tax Matters. Buyer and Parent shall (and shall cause their relevant Affiliates to) (i) take all actions necessary to make a timely and valid election under Section 336(e) of the Code with respect to the acquisition of NYX in connection with this Agreement, including by complying with the requirements set forth in Treasury Regulations Sections 1.336-2(h)(1) and 1.336-2(h)(4) and entering into a written agreement creating a binding obligation to make such election; (ii) take all actions required to make timely and valid elections that are available under state or local law that are similar to the election described in clause (i); and (iii) cooperate in the preparation and filing of all forms, attachments and schedules necessary to effectuate the elections provided for in this Section 5.14(e). The parties hereto agree that they shall make no election pursuant to Section 336(e) or 338 of the Code with respect to Don Best and Parent shall not be required to take any action to cause Don Best to be treated as an entity disregarded from its owner for U.S. federal income tax purposes. Prior to the Closing, Parent shall make entity classification elections or otherwise cause each of the Business Companies listed on Section 5.14(e)(i) of the Parent Disclosure Letter to be treated as an entity disregarded from its owner for U.S. federal income tax purposes, effective at least one day prior to the Closing. Subject to the provisions of Section 5.08, Buyer shall make an election under Section 338(g) of the Code and any comparable provisions of state or local Tax Law with respect to the Business Companies listed on Section 5.14(e)(ii) of the Parent Disclosure Letter. Parent shall, and shall cause its Affiliates to, make any election pursuant to Treasury Regulation Section 1.1502-36 (and equivalent elections under other provisions of available U.S. state or local or non-U.S. Law) necessary to ensure that there is no reduction in the Tax basis of the assets of, or in the other Tax attributes of, any Business Company. Parent and Buyer agree to report (or cause their applicable Affiliates to report) the transfer of all Business Companies consistent with the elections or other tax reporting positions set forth in this Section 5.14(e) and shall take no position contrary thereto on their income Tax Returns unless required to do so by applicable Law.”

(k)
Section 5.14(e)(i) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit E hereto.
(l)
Section 5.14(f)(ii) of the Equity Purchase Agreement is hereby amended by replacing the words “OB Tech Newco Target” with “OB Holdco Limited” in each instance in which they appear therein.
(m)
The following definitions are hereby added to Section 9.02 of the Equity Purchase Agreement in appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of August 2, 2022, by and between Buyer, Parent and Buyer Pubco.

“OB Hellas” means OpenBet Hellas S.A., a société anonyme organized under the laws of Greece.

“OB New Zealand” means OpenBet New Zealand Limited, a company incorporated under the laws of New Zealand.

“OB North America” means OpenBet North America Corporation, a Canadian corporation.

(n)
The defined term “Non-US Transferred Companies” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“Non-US Transferred Companies” means (a) DBS Canada, (b) OB Hellas, (c) OB Holdco Limited, (d) OB New Zealand and (e) OB North America.

(o)
The defined term “OB Tech Newco Target” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows and relocated to appear in appropriate alphabetical order:

“OB Holdco Limited” means OpenBet Holdco Limited, a private company formed under the laws of Jersey.

(p)
The defined term “Sellers” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“Sellers” means (i) Parent, (ii) Bally Gaming Canada Ltd., a Canadian corporation, (iii) SG Gaming, Inc., a Nevada corporation and (iv) NYX Gaming Group LLC, a Nevada limited liability company.

(q)
The defined term “Transferred Companies” in Section 9.02 of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

“Transferred Companies” means (a) NYX, (b) Don Best, (c) DBS Canada, (d) OB Hellas, (e) OB Holdco Limited, (f) OB New Zealand and (g) OB North America.

(r)
Annex 9.02(f) of the Parent Disclosure Letter is hereby amended and restated in its entirety as set forth on Exhibit F hereto.
2.
Effectiveness. This Amendment shall become effective as of the date hereof.
3.
Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Equity Purchase Agreement or the Parent Disclosure Letter not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Equity Purchase Agreement shall remain unchanged and in full force and effect. References in the Equity Purchase Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Equity Purchase

Agreement as amended hereby, and references to the date of the Equity Purchase Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Equity Purchase Agreement, shall continue to refer to September 27, 2021.
4.
Miscellaneous. The provisions of the Confidentiality Agreement and Sections, 8.06 (Exclusivity, No Duplicate Recovery), 9.01 (Notices), 9.03 (Interpretation), 9.04 (Amendment), 9.05 (Extension; Waivers), 9.06 (Severability), 9.07 (Counterparts), 9.08 (Entire Agreement; Third-Party Beneficiaries), 9.09 (Governing Law), 9.10 (Assignment), 9.11 (Enforcement) and 9.12 (Jurisdiction; Consent to Service of Process) of the Equity Purchase Agreement are incorporated herein by reference mutatis mutandis and shall be binding upon the Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first written above.

ENDEAVOR OPERATING COMPANY, LLC

By: /s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

Light & Wonder, Inc.

By: /s/ James Sottile
Name: James Sottile
Title: Executive Vice President and Chief Legal
Officer

ENDEAVOR GROUP HOLDINGS, INC.

By: /s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Equity Purchase Agreement]

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Exhibit A

Annex 1.01(b) of the Parent Disclosure Letter

[see attached]

Exhibit B

Section 2.03 of the Parent Disclosure Letter

[see attached]

Exhibit C

Section 2.04 of the Parent Disclosure Letter

[see attached]

Exhibit D

Section 2.10(h) of the Parent Disclosure Letter

[see attached]

Exhibit E

Section 5.14(e)(i) of the Parent Disclosure Letter

[see attached]

Exhibit F

Annex 9.02(f) of the Parent Disclosure Letter

[see attached]